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                                                                  EXHIBIT 10.44

                       BIG BUCK BREWERY & STEAKHOUSE, INC.
                    CONVERTIBLE SUBORDINATED PROMISSORY NOTE

$100,000                                                       GAYLORD, MICHIGAN

                                December 4, 2000

         FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledge, the undersigned, Big Buck Brewery & Steakhouse, Inc., a Michigan corporation (the "Maker"), promises to pay to the order of Michael G. Eyde of 2501 Coolidge, Ste. 501, E. Lansing, MI 48823 (the "Payee"), the principal sum of One Hundred Thousand Dollars ($100,000), plus interest at the rate specified below. The unpaid principal from time to time outstanding shall bear interest prior to maturity at an annual rate of interest equal to twelve and three quarter's percent (12.75%) per annum, and all interest accrued on the unpaid principal balance of this Promissory Note shall be due and payable in arrears as provided below.

         The Maker agrees to pay the accrued interest due hereunder monthly on the first day of each month, beginning January 1, 2000, until April 1, 2001, on which date the entire amount due hereunder, including all unpaid principal and interest shall be due and payable in full.

         All principal and interest shall be payable in arrears. Interest hereon shall be calculated on the basis of a 360-day year applied to the actual number of days elapsed until all accrued and unpaid interest is paid in full. All interest due and payable hereunder that is not paid when due for any reason shall be cumulated, added to the principal and accrue interest at the highest lawful rate per annum on that delinquent amount until paid, to the extent permitted by law. All payments of interest and principal shall be payable in lawful currency of the United States of America ("Currency").

         Prepayment of the principal of the Promissory Note is permitted, in whole or in part, without premium or penalty of any kind.

         Upon Default that has not been cured within ten (10) business days from the date of written notice by Payee, Payee may, at Payee's option and without notice, declare all principal and interest due under this Promissory Note to be due and payable immediately. Payee may waive any default before or after it occurs and may restore this Promissory Note in full effect without impairing the right to declare it due for a subsequent default.


                                BIG BUCK BREWERY & STEAKHOUSE, INC.

                                By: /s/ William F. Rolinski
                                   -------------------------------------------
                                    William F. Rolinski
                                    President and Chief Executive Officer